Exhibit 23A

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Community Bancorp Inc. on Form S-8 of our report dated February 28, 2003, appearing in the Annual Report on Form 10-K of Community Bancorp Inc. for the year ended December 31, 2002.

/s/    DELOITTE & TOUCHE LLP

Costa Mesa, California

September 23, 2003